Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2024

FOX REPORTS FIRST QUARTER FISCAL 2025
REVENUES OF $3.56 BILLION,
NET INCOME OF $832 MILLION, AND
ADJUSTED EBITDA OF $1.05 BILLION

NEW YORK, NY, November 4, 2024 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three months ended September 30, 2024.

The Company reported total quarterly revenues of $3.56 billion, an increase of $357 million or 11% from the amount reported in the prior year quarter. Affiliate fee revenues increased 6%, driven by 10% growth at the Television segment and 3% growth at the Cable Network Programming segment. Advertising revenues increased 11%, primarily due to higher political advertising revenues at the FOX Television Stations, continued growth at Tubi, higher ratings and higher pricing in the direct response marketplace at FOX News Media, and the impact of the "Summer of Soccer" at FOX Sports, including the broadcasts of the UEFA European Championship and CONMEBOL Copa América. These were partially offset by the absence of the prior year broadcast of the FIFA Women's World Cup. Other revenues increased 47%, primarily due to higher sports sublicensing revenues at the national sports networks.

The Company reported quarterly net income of $832 million as compared to the $415 million reported in the prior year quarter. The increase includes the change in fair value of the Company's investments recognized in Non-operating other, net. Net income attributable to Fox Corporation stockholders was $827 million ($1.78 per share) as compared to the $407 million ($0.82 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $672 million ($1.45 per share) as compared to the $537 million ($1.09 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $1.05 billion, an increase of $179 million or 21% from the amount reported in the prior year quarter, primarily due to the revenue increase noted above, partially offset by higher expenses. The increase in expenses was primarily driven by higher programming rights amortization at FOX Sports and higher costs at Tubi.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

“Fiscal 2025 is off to a solid start across our portfolio with strong audience growth at FOX News, record political advertising across the company, accelerating revenue growth at Tubi and a compelling start to our fall sports calendar. Collectively these contributions have combined to deliver particularly strong financial results in our fiscal first quarter led by notable top line revenue and earnings growth. Our strategy and our focus are delivering for our audiences, advertising and distribution partners, and the FOX shareholders."
1 Excludes net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest adjustments. See Note 1 for a description of adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income attributable to Fox Corporation stockholders and earnings per share attributable to Fox Corporation stockholders to adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders.
2 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted
EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2024

REVIEW OF OPERATING RESULTS

	Three Months Ended September 30,
	2024	2023
	$ Millions
Revenues by Component:

Affiliate fee	$1,843	$1,740
Advertising	1,329	1,200
Other	392	267
Total revenues	$3,564	$3,207

Segment Revenues:

Cable Network Programming	$1,597	$1,387
Television	1,953	1,780
Corporate and Other	65	54
Eliminations	(51)	(14)
Total revenues	$3,564	$3,207

Adjusted EBITDA:

Cable Network Programming	$748	$607
Television	372	351
Corporate and Other	(72)	(89)
Adjusted EBITDA[3]	$1,048	$869

Depreciation and amortization:

Cable Network Programming	$20	$18
Television	29	29
Corporate and Other	42	49
Total depreciation and amortization	$91	$96

3 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2024

CABLE NETWORK PROGRAMMING

	Three Months Ended September 30,
	2024	2023
	$ Millions
Revenues
Affiliate fee	$1,037	$1,005
Advertising	321	290
Other	239	92
Total revenues	1,597	1,387
Operating expenses	(702)	(649)
Selling, general and administrative	(151)	(135)
Amortization of cable distribution investments	4	4
Segment EBITDA	$748	$607

Cable Network Programming reported quarterly segment revenues of $1.60 billion, an increase of $210 million or 15% from the amount reported in the prior year quarter. Affiliate fee revenues increased $32 million or 3% as contractual price increases were partially offset by the impact of net subscriber declines. Advertising revenues increased $31 million or 11%, primarily due to higher ratings, higher pricing in the direct response marketplace and higher digital advertising revenues, partially offset by the effect of higher preemptions associated with breaking news coverage at FOX News Media. Other revenues increased $147 million, primarily due to higher sports sublicensing revenues at the national sports networks.

Cable Network Programming reported quarterly segment EBITDA of $748 million, an increase of $141 million or 23% from the amount reported in the prior year quarter, primarily due to the revenue increase noted above, partially offset by higher expenses. The increase in expenses was driven by higher programming rights amortization at the national sports networks and higher newsgathering costs, including costs relating to presidential election cycle coverage, at FOX News Media.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2024

TELEVISION

	Three Months Ended September 30,
	2024	2023
	$ Millions
Revenues
Advertising	$1,008	$910
Affiliate fee	806	735
Other	139	135
Total revenues	1,953	1,780
Operating expenses	(1,333)	(1,198)
Selling, general and administrative	(248)	(231)
Segment EBITDA	$372	$351

Television reported quarterly segment revenues of $1.95 billion, an increase of $173 million or 10% from the amount reported in the prior year quarter. Advertising revenues increased $98 million or 11%, primarily due to higher political advertising revenues at the FOX Television Stations, continued growth at Tubi, an additional NFL broadcast window, higher NFL ratings and the broadcasts of the UEFA European Championship and CONMEBOL Copa América at FOX Sports. These were partially offset by the absence of the prior year broadcast of the FIFA Women's World Cup. Affiliate fee revenues increased $71 million or 10%, driven by higher average rates at the Company's owned and operated television stations and increases in fees from third-party FOX affiliates. Other revenues increased $4 million or 3%, primarily due to higher third-party content revenues at FOX Entertainment studios.

Television reported quarterly segment EBITDA of $372 million, an increase of $21 million or 6%, primarily due to the revenue increase noted above, partially offset by higher expenses. The increase in expenses was driven by higher sports programming rights amortization, including an additional NFL broadcast window, and higher costs at Tubi.

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2024

SHARE REPURCHASE PROGRAM

As of September 30, 2024, the Company has repurchased approximately $4.85 billion of its Class A common stock and approximately $1 billion of its Class B common stock, with a remaining authorization of $1.15 billion. During the quarter, the Company repurchased approximately $250 million of its Class A common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.
CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

Charlie Costanzo, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7908	310-369-2729

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2024

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2024	2023
	$ Millions, except per share amounts

Revenues	$3,564	$3,207

Operating expenses	(2,018)	(1,862)
Selling, general and administrative	(502)	(480)
Depreciation and amortization	(91)	(96)
Restructuring, impairment and other corporate matters	(26)	9
Equity earnings of affiliates	3	1
Interest expense, net	(50)	(42)
Non-operating other, net	233	(176)
Income before income tax expense	1,113	561
Income tax expense	(281)	(146)
Net income	832	415
Less: Net income attributable to noncontrolling interests	(5)	(8)
Net income attributable to Fox Corporation stockholders	$827	$407

Weighted average shares:	464	494

Net income attributable to Fox Corporation stockholders per share:	$1.78	$0.82

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2024

CONSOLIDATED BALANCE SHEETS

	September 30, 2024	June 30, 2024
	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$4,052	$4,319
Receivables, net	2,687	2,364
Inventories, net	795	626
Other	259	192
Total current assets	7,793	7,501

Non-current assets:
Property, plant and equipment, net	1,685	1,696
Intangible assets, net	3,030	3,038
Goodwill	3,547	3,544
Deferred tax assets	2,772	2,878
Other non-current assets	3,711	3,315
Total assets	$22,538	$21,972

Liabilities and Equity:
Current liabilities:
Borrowings	$600	$599
Accounts payable, accrued expenses and other current liabilities	2,405	2,353
Total current liabilities	3,005	2,952

Non-current liabilities:
Borrowings	6,599	6,598
Other liabilities	1,356	1,366
Redeemable noncontrolling interests	202	242
Commitments and contingencies

Equity:
Class A common stock, $0.01 par value	2	2
Class B common stock, $0.01 par value	2	2
Additional paid-in capital	7,641	7,678
Retained earnings	3,734	3,139
Accumulated other comprehensive loss	(103)	(107)
Total Fox Corporation stockholders’ equity	11,276	10,714
Noncontrolling interests	100	100
Total equity	11,376	10,814
Total liabilities and equity	$22,538	$21,972

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2024

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2024	2023
	$ Millions
Operating Activities:
Net income	$832	$415
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	91	96
Amortization of cable distribution investments	4	4
Restructuring, impairment and other corporate matters	26	(9)
Equity-based compensation	34	24
Equity earnings of affiliates	(3)	(1)
Non-operating other, net	(233)	176
Deferred income taxes	103	47
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(397)	(284)
Inventories net of programming payable	(303)	(253)
Accounts payable and accrued expenses	(110)	(187)
Other changes, net	114	(27)
Net cash provided by operating activities	158	1

Investing Activities:
Property, plant and equipment	(64)	(71)
Other investing activities, net	(14)	13
Net cash used in investing activities	(78)	(58)

Financing Activities:
Repurchase of shares	(250)	(250)
Dividends paid and distributions	(131)	(135)
Other financing activities, net	34	(1)
Net cash used in financing activities	(347)	(386)

Net decrease in cash and cash equivalents	(267)	(443)
Cash and cash equivalents, beginning of year	4,319	4,272
Cash and cash equivalents, end of period	$4,052	$3,829

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2024

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income attributable to Fox Corporation stockholders and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income attributable to Fox Corporation stockholders and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended September 30, 2024 and 2023:

	Three Months Ended
	September 30, 2024		September 30, 2023
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income attributable to Fox Corporation stockholders	$827	$1.78	$407	$0.82

Restructuring, impairment and other corporate matters	26	0.06	(9)	(0.02)

Non-operating other, net	(233)	(0.50)	176	0.36

Tax provision	52	0.11	(37)	(0.07)

As adjusted	$672	$1.45	$537	$1.09

EARNINGS RELEASE FOR THE QUARTER ENDED SEPTEMBER 30, 2024

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Restructuring, impairment and other corporate matters, Equity earnings (losses) of affiliates, Interest expense, net, Non-operating other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect Net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three months ended September 30, 2024 and 2023:

	Three Months Ended September 30,
	2024	2023
	$ Millions
Net income	$832	$415
Add:
Amortization of cable distribution investments	4	4
Depreciation and amortization	91	96
Restructuring, impairment and other corporate matters	26	(9)
Equity earnings of affiliates	(3)	(1)
Interest expense, net	50	42
Non-operating other, net	(233)	176
Income tax expense	281	146
Adjusted EBITDA	$1,048	$869